Exhibit 99.1

GANNETT TO ACQUIRE BELO, ACCELERATING ONGOING TRANSFORMATION INTO
DIVERSIFIED HIGHER-MARGIN MULTI-MEDIA COMPANY

Acquisition Nearly Doubles Gannett’s Broadcast Portfolio, Creating Fourth-Largest
Owner of Major Network Affiliates with 21 Stations in Top 25 Markets

Transaction Immediately Accretive to Non-GAAP Earnings per Share

Gannett to Repurchase $300 Million in Shares Over Next Two Years; Reaffirms Dividend Program

McLEAN, VA and DALLAS, TX – JUNE 13, 2013 – Gannett Co., Inc. (NYSE: GCI) and Belo Corp. (NYSE: BLC) jointly announced today that they have entered into a definitive merger agreement under which Gannett will acquire all outstanding shares of Belo for $13.75 per share in cash, or approximately $1.5 billion, plus the assumption of $715 million in existing debt for an enterprise value of approximately $2.2 billion. The transaction, which has been unanimously approved by the boards of directors of both companies, represents a 28.1 percent premium to the closing price of Belo common stock on June 12, 2013.

The combination creates a broadcast “Super Group,” catapulting Gannett into the nation’s fourth-largest owner of major network affiliates reaching nearly a third of all U.S. households. The acquisition nearly doubles Gannett’s current broadcast portfolio from 23 to 43 stations, including stations to be serviced by Gannett through shared services or similar sharing arrangements. Upon completion of the transaction, Gannett’s Broadcast segment will have greater geographic and revenue diversity, with 21 stations in the top 25 markets and will become the #1 CBS affiliate group, the #4 ABC affiliate group, and will expand its already #1 NBC affiliate group position. Following the transaction, Gannett’s Broadcast segment is expected to contribute more than half of the Company’s pro forma total EBITDA, and the Digital and Broadcast segments combined are expected to contribute nearly two-thirds.

The Company anticipates that the transaction will generate approximately $175 million in annual run-rate synergies within three years after closing. The transaction is expected to generate significant free cash flow and be accretive to non-GAAP earnings per share by approximately $0.50 within the first 12 months. The transaction valuation implies a 9.4x average 2011/2012 EBITDA multiple prior to synergies, and a 5.4x multiple assuming expected synergies.

Gracia Martore, President and Chief Executive Officer of Gannett, said, “We are thrilled to bring together two highly respected media companies with rich histories of award-winning journalism, operational excellence and strong brand leadership. We have been successfully transforming Gannett into a diversified multi-media company with broadcast, digital and publishing components across high-growth markets nationwide, and this is another important step in the process. It will significantly improve our cash flow and financial strength, enabling us to quickly pay down debt while remaining committed to disciplined capital allocation. By enhancing our portfolio with one of the largest, most geographically diverse and network-balanced TV station groups in the country, the new Gannett will be well positioned to lead innovation, bolster our existing growth initiatives and take advantage of new opportunities in the emerging digital media landscape.”

Commenting on the transaction, Dunia A. Shive, Belo’s President and Chief Executive Officer, said, “This is an outstanding and financially compelling transaction for our shareholders. It is also a testament to the tremendous value our employees have created over Belo’s long history and to the strength of our brand in the media industry. I am confident that we have found an excellent partner in Gannett – they are a leading media company that shares our commitment to the highest levels of journalistic integrity and embraces an active approach to community involvement. Together, this portfolio of media assets will be well-positioned to capitalize on substantial growth opportunities in the years ahead.”

Additional Transaction Details
The transaction is expected to close by the end of 2013, subject to antitrust approval, Federal Communications Commission (FCC) approval, approval by holders of two-thirds of the voting power of Belo shares, and customary closing conditions. Belo’s directors and executive officers, who collectively own approximately 42 percent of the voting power of Belo’s outstanding shares, have entered into voting and support agreements to vote their shares in favor of the transaction with Gannett. Gannett expects to finance the purchase through cash on hand, accessing the capital markets and bank financing.

Capital Allocation Update
Gannett will continue its share buyback program and has replaced its existing remaining authorization with a new $300 million authorization expected to be used over the next two years. The Company will also continue its existing dividend payment program. Given Gannett’s balance sheet strength and increased cash flows from Belo’s broadcast stations, the Company expects to promptly pay down the debt associated with this transaction and maintain significant financial flexibility going forward.

J.P. Morgan Securities LLC is providing financial advice and Nixon Peabody and Paul Hastings are serving as legal advisors to Gannett on the transaction. RBC Capital Markets, LLC is providing financial advice and Wachtell Lipton Rosen & Katz is acting as legal advisor to Belo.

Investor Call
Gannett and Belo will hold a joint investor conference call to discuss this announcement today at 8:30 a.m. (Eastern Time). To access the call, please use one of the following dial-in numbers: 1-800-706-7741 (U.S. and Canada) and 1-617-614-3471 (International), and enter the Conference ID number: 84847104.

A live webcast will be accessible through the Gannett’s or Belo’s website, www.gannett.com or http://www.belo.com. To listen to the live webcast, click on the “Investor Relations” tabs on their respective websites and click on the link to the webcast. Allow at least 10 minutes to access Gannett's or Belo’s home page and complete the links before the webcast begins.

A telephone replay of the call will be available until June 27, 2013. The replay dial-in numbers are 1-888 286-8010 (U.S. and Canada) and 1-617-801-6888 (International), and the Conference ID number is 49990043. In addition, the call will be archived on the companies’ web sites in the “Investor Relations” sections.

About Gannett
Gannett Co., Inc. (NYSE: GCI) is an international media and marketing solutions company that informs and engages more than 100 million people every month through its powerful network of broadcast, digital, mobile and publishing properties. Our portfolio of trusted brands offers marketers unmatched local-to-national reach and customizable, innovative marketing solutions across any platform. Gannett is committed to connecting people – and the companies who want to reach them – with their interests and communities. For more information, visit www.gannett.com.

About Belo
Television company Belo Corp. (NYSE: BLC) owns and operates 20 television stations (nine in the top 25 markets) and their associated websites. Belo stations, which include affiliations with ABC, CBS, NBC, FOX, and the CW, reach more than 14 percent of U.S. television households in 15 highly-attractive markets. Belo stations rank first or second in nearly all of their local markets. Additional information is available at www.belo.com.

Forward Looking Statements
Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in each company’s SEC reports, including their annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett and Belo are not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Important Additional Information and Where to Find It
In connection with the proposed transaction, Belo intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) and mail it to its stockholders. Stockholders of Belo are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about Belo, Gannett, the proposed transaction and related matters. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER. The proxy statement and other relevant materials (when available), and any and all documents filed by Belo with the SEC, may also be obtained for free at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Belo by directing a written request to Belo, Attention: Corporate Secretary, 400 S. Record Street, Dallas, TX 75202.

This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Belo. Belo, its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Belo in connection with the proposed merger. Information about those executive officers and directors of Belo and their ownership of Belo common stock is set forth in the Belo proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on March 22, 2013, and its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on March 6, 2013. These documents may be obtained for free at the SEC’s website at www.sec.gov, and from Belo by contacting Belo, Attention: Corporate Secretary, 400 S. Record Street, Dallas, TX 75202. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that Belo intends to file with the SEC.

CONTACTS:

Investors	Media
For Gannett: Jeffrey Heinz Vice President, Investor Relations 703-854-6917 jheinz@gannett.com	For Gannett: Jeremy Gaines Vice President, Corporate Communications 703-854-6049 jmgaines@gannett.com
OR Stephanie Pillersdorf/Pamela Blum/Jared Levy Sard Verbinnen & Co. 212-687-8080

For Belo: R. Paul Fry Vice President/Investor Relations and Treasury Operations 214-977-4465	For Belo: Meghan Gavigan Sard Verbinnen & Co. 312-895-4700
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